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                                                                    Exhibit 99.2

                          NOTICE OF GUARANTEED DELIVERY
                                  FOR TENDER OF
                        FLOATING RATE CAPITAL SECURITIES
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
                                       OF
                                 STAR CAPITAL I
                      FULLY AND UNCONDITIONALLY GUARANTEED
                            BY STAR BANC CORPORATION

            This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if
(i) certificates for the Floating Rate Capital Securities due June 15, 2027 (the "Old Capital Securities") of Star Capital I, a Delaware statutory business trust (the "Trust") are not immediately available, (ii) Old Capital Securities, the Letter of Transmittal and all other required documents cannot be delivered to The First National Bank of Chicago (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering Old Capital Securities" in the Prospectus.

                  THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
                       THE FIRST NATIONAL BANK OF CHICAGO

           By Registered or Certified Mail or Hand/Overnight Delivery:

                       The First National Bank of Chicago
                             c/o First Chicago Trust
                                 14 Wall Street
                               8th Floor, Window 2
                            New York, New York 10005

                   TO CONFIRM BY TELEPHONE OR FOR INFORMATION:

                                 (212) 240-8801

                            FACSIMILE TRANSMISSIONS:

                          (Eligible Institutions Only)

                                 (212) 240-8938

          DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET
                FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
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             THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO
       GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS
        REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE
        INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE
         APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF
                                  TRANSMITTAL.


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                            Ladies and Gentlemen:

The undersigned hereby tenders to Star Capital I, a Delaware statutory business trust (the "Trust'), upon the terms and subject to the conditions set forth in the Prospectus dated _____ __, 1997 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Old Capital Securities set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering Old Capital Securities."


               Aggregate PrincipalName(s) of Registered Holder(s):
                                Amount Tendered:

                         Certificate No(s).Address(es):
                (if available):Area Code and Telephone Number(s):

 If Old Capital Securities will be tendered by book-entry transfer, provide the following information:

          Signature(s):________________________________________________

          DTC Account Number:__________________________________________

          Date:________________________________________________________


               THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED


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                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)


The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Old Capital Securities tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Capital Securities to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereto) and any other required documents within five business days after the date of execution of this Notice of Guaranteed Delivery.

 The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Capital Securities tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

         Name of Firm___________________________________________________

        (Authorized Signature)__________________________________________
                                     (Title)

         Address________________________________________________________

                ________________________________________________________
                               (INCLUDE ZIP CODE)

         Area Code and Telephone Number_________________________________

                            Date:____________________

           NOTE:DO NOT SENT OLD CAPITAL SECURITIES WITH THIS NOTICE OF
         GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD CAPITAL SECURITIES
           MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY
            COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND THE
                               REQUIRED DOCUMENTS.


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